UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 2, 2017

Central Pacific Financial Corp.

(Exact name of Registrant as Specified in Charter)

Hawaii	001-31567	99-0212597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

On May 2, 2017, Central Pacific Financial Corp. (the “Company”) filed a  Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the voting results of the Annual Meeting of Shareholders held on April 28, 2017, including, among other matters, a shareholder advisory vote on the frequency of the advisory shareholder vote on executive compensation (“Say-On-Pay vote”).  This Form 8-K/A is being filed as an amendment to the Original Report to disclose the Company’s decision as to how frequently it will hold an advisory Say-On-Pay vote.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the Annual Meeting of Shareholders of Central Pacific Financial Corp. (the “Company”) the shareholders of the Company cast an advisory vote on whether the advisory shareholder Say-On-Pay vote should occur every 1, 2 or 3 years.  The results of the shareholder vote on the frequency of the advisory Say-On-Pay vote were as follows:

Every Year	Every 2 Years	Every 3 Years	Abstained
20,383,936	10,944	6,139,248	9,293

In light of the results of such shareholder vote, on July 25, 2017, the Board of Directors of the Company adopted a resolution to hold an advisory shareholder Say-On-Pay vote on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: July 26, 2017	By:	/s/ Glenn K. C. Ching
Glenn K.C. Ching
Executive Vice President, Chief Legal Officer, and Corporate Secretary